QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

CONSENT OF McCARTHY TÉTRAULT LLP

        We hereby consent to the reference to our opinions under "Certain Canadian Federal Income Tax Considerations", "Interest of Experts" and in the Registration Statement on Form F-10 of Silver Wheaton Corp. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ McCarthy Tétrault LLP

Vancouver, Canada
January 31, 2008

QuickLinks

CONSENT OF McCARTHY TÉTRAULT LLP